Corrado Elected Chief Operating Officer of ATSG

WILMINGTON, OH - September 11, 2017 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today announced that its Board of Directors has elected Richard F. Corrado as chief operating officer of the cargo aircraft leasing and services company.

Corrado, 57, has served since 2010 as chief commercial officer of ATSG, and president of its Cargo Aircraft Management, Inc. (CAM) and Airborne Global Solutions, Inc. (AGS) subsidiaries. As COO, he assumes responsibility for the operating units of ATSG, including its cargo airlines and aircraft maintenance businesses. He will continue to report to ATSG President & CEO Joe Hete in his new role, effective today, while maintaining his AGS responsibilities on an interim basis.

Hete credited Corrado with leading the way in presenting ATSG’s unmatched capabilities in midsize freighter leasing and operating services as unique solutions for rapidly growing regional express networks around the world. That includes the Amazon Prime Air network that ATSG pioneered in 2015 and supports today with twenty leased Boeing 767 freighters, crews, and maintenance and logistics services.

“During his more than seven years with ATSG, our externally leased portfolio of Boeing 767 freighters has more than tripled to forty-seven today, including the 767s we now lease to, and operate for, Amazon and DHL in the U.S.,” Hete said. “I am confident Rich will be just as effective in the future running our extensive collection of airline, maintenance and service businesses as I focus more on strategic opportunities and overall performance.”

Randy Rademacher, board chairman of ATSG, said Corrado’s broad industry experience and success in building CAM into one of the world’s largest freighter aircraft lessors have contributed to substantial rewards for ATSG shareholders and increased opportunities for its employees.

“I know I speak for the Board in saying that Rich Corrado has demonstrated the comprehensive skill sets needed to both build and run profitable businesses of any scale. We are confident that as chief operating officer, he will work effectively with the talented leaders throughout the company to achieve even stronger performance and greater capabilities for our customers across the full range of our operating entities,” Rademacher said.

Prior to joining ATSG, Corrado was chief operating officer of AFMS Logistics Management, and president of Transform Consulting Group. He also held other key senior marketing leadership positions in the air express industry, serving as executive vice president of air services for DHL Express, and senior vice president of marketing for Airborne Express. He holds a bachelor’s degree in economics from Harvard College, and an M.B.A. from Boston College.

Corrado expressed his strong interest in guiding ATSG’s businesses toward even stronger performance and customer service, while further developing its next generation of leaders.

"ATSG today is the pre-eminent growth story in the air cargo industry, with the right set of assets, people, and capabilities that represent comprehensive solutions for airlines, integrators and e-commerce marketers competing to reach their customers faster than ever before,” he said. “I am eager to take on a new role as COO to work with our employees, associates and business partners around the world to help customers achieve their own business goals and to deliver increased value to our shareholders."

About Air Transport Services Group
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc., including its division, PEMCO World Air Services, Inc. For more information, please see www.atsginc.com.

Contact:
Paul Cunningham
ATSG Corporate Communications
(937) 366-2310